Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-239270, 333-205627 and 333-201337 on Form S-8 and Registration Statement Nos. 333-250844, 333-248466, 333-235500 and 333-217088 on Form S-3 of our report dated March 26, 2021, relating to the financial statements of Ideal Power Inc, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Gumbiner Savett Inc.
Santa Monica, California
March 26, 2021